EXHIBIT 11

              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE


                                                  Three Months          Three Months
                                                      Ended                Ended
                                                September 30, 2004   September 30, 2003
                                                   ------------         ------------
Net Income                                         $    230,471              285,136
                                                   ============         ============

Weighted average shares outstanding
  for basic EPS computation                             977,011              949,379

Reduction for common shares not yet
  released by Employee Stock Ownership Plan             (25,104)             (41,836)
                                                   ------------         ------------

Total weighted average common shares
   outstanding for basic computation                    951,907              907,543
                                                   ============         ============

Basic earnings per share                           $       0.24         $       0.31
                                                   ============         ============

Total weighted average common shares
  outstanding for basic computation                     951,907              907,543

Common stock equivalents due to
  dilutive effect of stock options                       72,035              102,201
                                                   ------------         ------------

Total weighted average common shares and
  equivalents outstanding for diluted
  computation                                         1,023,942            1,009,744
                                                   ============         ============

Diluted earnings per share                         $       0.23         $       0.28
                                                   ============         ============


                                                   Nine Months          Nine Months
                                                      Ended                Ended
                                                September 30, 2004   September 30, 2003
                                                   ------------         ------------
Net Income                                         $    687,690              911,181
                                                   ============         ============

Weighted average shares outstanding
  for basic EPS computation                             972,013              956,205

Reduction for common shares not yet
  released by Employee Stock Ownership Plan             (33,470)             (50,202)
                                                   ------------         ------------

Total weighted average common shares
   outstanding for basic computation                    938,543              906,003
                                                   ============         ============

Basic earnings per share                           $       0.73         $       1.01
                                                   ============         ============

Total weighted average common shares
  outstanding for basic computation                     938,543              906,003

Common stock equivalents due to
  dilutive effect of stock options                       74,753               99,707
                                                   ------------         ------------

Total weighted average common shares and
  equivalents outstanding for diluted
  computation                                         1,013,296            1,005,710
                                                   ============         ============

Diluted earnings per share                         $       0.68         $       0.91
                                                   ============         ============
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